U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2008

Hydrogenetics, Inc

(Exact name of registrant as specified in charter)

Florida	000-51036	65-0712902
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		identification No.)

4770 Biscayne Boulevard, Suite 1480, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-572-9850

Global Entertainment Acquisition Corp

f/k/a Pop Starz, Inc

1801 Clint Moore Rd., Suite 108, Boca Raton, FL 33487

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company” refer to Hydrogenetics, Inc., a Florida corporation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On August 28, 2008, Marc Walther was retained as Chief Executive Officer and appointed as a member of the Board of Directors of Hydrogenetics, Inc.

Mr. Walther’s biography is as follows:

Marc A Walther – CEO

From May 2003 through August 13, 2008, Marc Walther (52), was a Director, and held, at various times, the position of Chief Executive Officer, Chief Financial Officer and President of Americhip International, Inc., a publicly traded Company focusing on core patented technology that includes the use of lasers to affect a controlled breaking of the metal chips. Prior to joining of Americhip International, Inc., Mr. Walther was one of the original Founders of AmeriChip Ventures, Inc. and AmeriChip, Inc. Since 1976, Mr. Walther has started, purchased and mentored many manufacturing and distribution companies in the grinding wheel and abrasive industry He is presently owner and President of National Abrasive Systems Company. Mr. Walther has owned and operated manufacturing plants in both the United States and Canada with board management experience in all aspects of the metal manufacturing industry for over 30 years. Mr. Walther attended Henry Ford College and Oakland University in the study of Business Administration.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 24, 2008, Pop Starz, inc. changed its name to Global Entertainment Acquisition Corp.

Effective August 1, 2008, Global Entertainment Acquisition Corp. changed its name to Hydrogenetics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGENETICS, INC

Dated: August 29, 2008	By: /s/Marc Walther

Name: Marc Walther

Title: Chief Executive Officer